ASSIGNMENT AND ASSUMPTION OF
PURCHASE AND SALE AGREEMENT AND TIE-IN AGREEMENT

December 12, 2013

Reference is made to that certain Agreement of Purchase and Sale by and between JLB Eon LLC, a Georgia limited liability company (“Seller”), and Berkshire Property Advisors, L.L.C., a Delaware limited liability company (“Assignor”), dated as of December 9, 2013 (the “Purchase Agreement”) concerning certain Property as therein defined, and to that certain Portfolio Tie-In Agreement between Seller and Purchaser dated December 9, 2013 (the “Tie-In Agreement”).

WHEREAS, Assignor wishes to make such an assignment of its rights under the Purchase Agreement and the Tie-In Agreement with respect to the Property to Berkshire Income Realty-OP, L.P., a Delaware limited partnership (the “Assignee”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement and the Tie-In Agreement with respect to the Property.

2.Assignee hereby assumes from Assignor all of Assignor’s right, title and interest in and to the Purchase Agreement.

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Executed as of the date first hereinabove written.

ASSIGNOR:

BERKSHIRE PROPERTY ADVISORS, L.L.C.,
a Delaware limited liability company

By:     /s/ David E Doherty
Name:    __David E. Doherty_________
Title:    __SVP / CAO______________

ASSIGNEE:

BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership

By:    BIR GP, L.L.C.,
a Delaware limited liability company,
its general partner

By: _/s/ David E Doherty __________
Name: _David E. Doherty__________
Title: __SVP / CAO________________

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